UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2010 (August 23, 2010)

FIRST PHYSICIANS CAPITAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive #810 Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 860-2501

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

(a)	Not applicable.

(b)
On August 23, 2010, Donald C. Parkerson resigned as Chief Financial Officer of First Physicians Capital Group, Inc., a Delaware corporation (the “Company”). Mr. Parkerson’s employment with the Company was governed by an Executive Services Agreement, dated June 27, 2008 (the “Executive Services Agreement”), by and between the Company and Tatum, LLC (“Tatum”), pursuant to which the Company agreed to: (i) pay Mr. Parkerson a monthly salary, and (ii) pay Tatum a monthly fee in exchange for Tatum making Mr. Parkerson available to the Company. The Executive Services Agreement was terminated effective August 23, 2010. In connection with the termination of the Executive Services Agreement, Mr. Parkerson tendered his resignation on August 23, 2010. Mr. Parkerson had no disagreements with the Company on any matter related to the Company’s operations, policies or practices.

(c)
On August 23, 2010 Sean Kirrane, 33, who has served as the Company’s Vice President of Finance and Controller since June 14, 2010, was appointed to serve as the Company’s Principal Accounting Officer following Mr. Parkerson’s departure. Mr. Kirrane brings over 10 years of experience in senior finance and accounting roles for large publicly traded companies, including large financial services and insurance firms. From September 2007 to March 2010, Mr. Kirrane served as Assistant Vice President, Head of Global Treasury for Endurance Specialty Holdings, Ltd., where he designed, implemented, staffed and managed global treasury functions for the property and casualty insurer. From March 2004 to March 2007, Mr. Kirrane served in various finance and investment roles at New York Mortgage Trust, Inc. (“New York Mortgage”), where he was responsible for treasury, budgeting & forecasting, debt management and covenant compliance activities. He assisted New York Mortgage through a successful IPO in June 2004 and was eventually appointed Vice President and Treasurer in 2005. From January 2000 to March 2004, Mr. Kirrane held various positions in the accounting and treasury departments of Hudson United Bancorp. (“Hudson United”), including Assistant Vice President, Investment Officer and Treasury Cash Manager. In his positions at Hudson United, he was responsible for managing treasury operations and the derivatives and traded fixed income portfolio. Mr. Kirrane received a B.S. in Finance in 2000 from St. Joseph’s University in Philadelphia, PA and is a candidate for the Chartered Financial Analyst designation.

The Company has agreed to pay Mr. Kirrane a starting salary of $150,000 per year, with an automatic increase upon the completion of six months of employment with the Company to $165,000 per year. Mr. Kirrane will be eligible for a bonus of fifty percent (50%) of his fiscal year-end base salary if certain performance targets are met by the Company. Mr. Kirrane was granted stock options for 150,000 shares of the Company with a five year vesting period at an exercise price of $0.625 per share. Mr. Kirrane’s other benefits will be comparable to those of other executives of the Company.

(d)	Not applicable.

(e)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2010

/s/ David Hirschhorn

David Hirschhorn
Chief Executive Officer